EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-178577-02 on Form S-3 of our report dated February 27, 2012, relating to the consolidated financial statements and financial statement schedule of Interstate Power and Light Company and subsidiary, appearing in this Annual Report on Form 10-K of Interstate Power and Light Company for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
February 27, 2012